Montreal, March 18th 2015

Mr. Elio Sorella,
Chief Executive Officer of
Ecolomondo Corporation Inc.
3435 Pitfield
Montreal (Quebec) H4S 1H7

and

Mr. Michael Stolzar
Karlen & Stolzar, LLP
445 Hamilton ave. Suite 1102
White Plains, NY, 10601
United States of America

Re: Ecolomondo Corporation Review

Dear Sir,

This letter is written to you and Karlen & Stolzar LLP at your request in connection with the filing of a Registration Statement on Form F-1 with the US Securities and Exchange Commission for the purpose of registering up to 2 300 000 shares of the Common Stock, no per value, of Ecolomondo Corporation (the “Company”) as described in the Registration Statement.

We have examined all of the relevant corporate records and other instruments relating to the incorporation and corporate existence of the Company and other relevant books and records and the charter, bylaws and minutes of the Board of Directors of the Company. Based on our examination, it is our opinion that the statements set forth below are true:

1. The shares of Common Stock to which the Registration Statement related have been duly authorized for issuance;

2. Upon the effectiveness of the Registration Statement and the sale of shares of Common Stock as described in the Registration Statement, any shares of Common Stock issued and sold pursuant to the Registration Statement, when issued and sold, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We have reviewed the share structure which fully conforms to the legislation existing under the Canada Business Corporations Act.

We also wish to confirm that the meetings relating to the shareholders conform to the Canada Business Corporations Act.

The by-laws have been amended, in particular Article 118 through to Article 124, as well as the Articles of Incorporation, to remove any restriction that will allow the Corporation to become a public entity.

In conclusion thereof, we are of the opinion that the said Corporation complies with the Canada Business Corporations Act and its regulations, especially those dealing with shareholders rights and the enforcement of all by-laws of the Corporation.

Regarding the enforceability of civil liabilities claims for judgments based upon the provisions of U.S. federal securities, subject to certain time limitations, a foreign civil judgment , including a U.S. court judgment based upon the civil liability provisions of U.S. federal securities laws, may be enforced by a Canadian Court, provided that:

  The judgment is enforceable in the jurisdiction in which it was given;

  The judgment was obtained after due process before a court of competent jurisdiction that recognizes and enforces similar judgments of Canadian courts, and the court had authority according to the rules of private international law currently prevailing in Canada;

  Adequate service of process was effected and the defendant had a reasonable opportunity to be heard;

  The judgment is not contrary to the law, public policy, security or sovereignty of Canada and its enforcement is not contrary to the laws governing enforcement of judgments;

  The judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

  The judgment is no longer appealable;

  An action between the same parties in the same matter is not pending in any Canadian court at the time the lawsuit is instituted in the foreign court.

Foreign judgments enforced by Canadian courts generally will be payable in Canadian dollars. A Canadian court hearing an action to recover an amount in non-Canadian currency will render judgment for the equivalent amount in Canadian currency.

The discussions in the registration statement regarding Limitations on Rights of Non-Canadians, Material Income Tax Information, and Enforceability of Civil Liabilities represent our opinion. Furthermore, it should be noted that the undersigned is the holder of 1 019 000 (pre-diluted) Class A Common Shares of Ecolomondo Corporation Inc.

We consent to the discussion of our opinion in the filing, the reproduction of the opinion as an exhibit and to be named in the Registration Statement.

Any further questions related to any of the above commentary should be directed to the attention of the undersigned.

We trust the foregoing to be entirely satisfactory and remain at your disposal for any further queries you may have.

Cordially,

/s/ Bruce Taub

Bruce Taub
Attorney